UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2020

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On February 21, 2020, the board of directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) approved a limited waiver of the mandatory retirement age set forth in the Board’s Corporate Governance Guidelines (the “Guidelines”) for Cliff Eason, Chair of the Board. The limited waiver allows Mr. Eason to continue to serve on the Board, if elected by the Company’s shareholders, until December 31, 2022.

The Board approved the limited waiver to allow additional time for the Board to select a successor Board Chair and to implement a transition of the Chair’s responsibilities to the successor. Mr. Eason and Anna Manning, President and Chief Executive Officer of the Company, were excused from the Board’s deliberations on the limited waiver and abstained from the vote.

The Guidelines provide that it is the Board’s policy that a director resigns effective December 31 of the year in which the director attains the age of 73. Mr. Eason turns 73 this year and the limited waiver will allow Mr. Eason to continue to serve on the Board for up to an additional two years if elected by the Company’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: February 25, 2020	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer

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